Exhibit 10.1

May 9, 2018

To:

Technion Research & Development Foundation Ltd.

Attn: Mr. Benjamin Soffer, CEO

via E-mail

Dear Sir,

Re: Amendment of Research and License Agreement

Reference is hereby made to that certain Research and License Agreement between Technion Research & Development Foundation Ltd. (the “Technion”) and Eloxx Pharmaceuticals Ltd. (the “Eloxx Ltd.”), a wholly owned subsidiary of Eloxx Pharmaceuticals, Inc (“Eloxx Inc.” and collectively with Eloxx Ltd., the “Company”), dated August 29, 2013, as amended to date (the “Agreement”).

All terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

Further to our past correspondences on the matter, the Company agrees that Eloxx Inc. shall issue to the Technion 569,395 shares of common stock of Eloxx Inc. par value $0.01 per share (the “Shares”) in consideration for the termination of the rights set forth in Sections 6.4, 6.5 and 6.6 to the Agreement, which sections are hereby terminated. Furthermore, the Technion, the Company and Eloxx Inc. have agreed to a complete and full waiver and release of any and all claims of the parties against each other, and each of their respective affiliates, officers and directors in connection with the Exit Fee due to the Technion in accordance with section 6.4 to the Agreement in the form attached as Appendix A (the “Waiver”).

The Company represents and warrants:

(i) the 569,395 shares of common stock of Eloxx Inc. par value $0.01 per share issued hereunder to the Technion constitute 3% of the total number of shares of Common Stock received as Merger Consideration by Eloxx Ltd.’s shareholders pursuant to the agreement by and between Sevion Therapeutics , Inc., (currently operating under the name of Eloxx Pharmaceuticals, Inc.), Sevion Sub Ltd., and Eloxx Ltd. dated May 31, 2017, as amended (the “Merger Agreement”). For clarity, pursuant to the first amendment to the Merger Agreement, the second installment made by LSP was deemed to have been invested in (premerger) Sevion Therapeutics, Inc. and is not viewed as Merger Consideration;

(ii) Subject to the accuracy of TRDF representations and warranties below, all authorizations, approvals, or permits of any governmental authority or regulatory body and any third party that the Company is required to obtain in connection with the transactions contemplated hereby, and the fulfillment of all the Company’s obligations hereunder, have been duly obtained and effective as of the date of execution hereof; and

(iii) The Shares shall, when issued, be duly and validly issued, fully paid and non-assessable and free from all liens, charges, preemptive and other third party rights with respect to the issue thereof. The Company shall take all such actions as may be necessary to ensure that all the Shares are issued without violation of any applicable law or governmental regulation applicable to the issue of the Shares. The Company shall not withhold any taxes in connection with the issuance of the Shares.

TRDF represents and warrants:

(i) TRDF is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933; and

(ii) TRDF understands that the Shares and any securities issued in respect of or exchange for the Shares, may be notated with the following legend:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

The Shares shall be further subject to a lock up agreement similar to the agreement applicable to the shares previously issued to TRDF under the Merger Agreement, in the form attached hereto as Appendix B (the “Lock-up”) to be executed in parallel to this Letter.

Kindly approve your consent to the above and we will provide you evidence of your ownership of the Shares upon simultaneous receipt of the Waiver.

Although this letter is confidential and subject to any confidentiality undertaking under the Agreement, we may be required to disclose its existence under applicable law. If such disclosure shall be required, we will notify you promptly.

Sincerely,

            /s/ Robert E. Ward

Bob Ward, Chief Executive Officer, on behalf of both

Eloxx Pharmaceuticals, Inc.

Eloxx Pharmaceuticals Ltd.

June 13, 2018

Agreed and Accepted:

            /s/ Benjamin Soffer

Benjamin Soffer

Technion Research & Development Foundation Ltd.

May 14, 2018

Appendix A—Waiver

Mutual Irrevocable Waiver and Release

This Mutual Irrevocable Waiver and Release (the “Waiver and Release”) is made and entered into as of May 9th, 2018 by and between Technion Research & Development Foundation Ltd. (‘‘TRDF’’), Eloxx Pharmaceuticals Ltd. (the “Eloxx Ltd.”), and Eloxx Pharmaceuticals, Inc. (“Eloxx Inc.”).

TRDF hereby confirms that upon receipt of 569,395 shares of common stock of Eloxx Inc. par value $0.01 per share, that there is no debt, obligation or liability due or owed by Eloxx Inc. or Eloxx Ltd. and that TRDF, its successors or assigns (collectively: the “Technion”), will not be entitled to any further payment, right or compensation from Eloxx Inc. and/or Eloxx Ltd. (including any such party’s officers, directors, shareholders, employees, affiliates, successors and assigns, whether current, past or in the future) (collectively: the “Eloxx”) in connection with or relating to certain Exit Fees due to TRDF in accordance with section 6.4 to the Agreement Research and License Agreement between the Technion and Eloxx Ltd. dated August 29, 2013, as amended to date (the “Agreement”).

Both Eloxx and TRDF (“Releasing Party”) hereby irrevocably waive and release, acquit and forever discharge the other parties (“Released Parties”) from any and all rights, claims, demands, commitments, actions, charges , complaints, promises, agreements, controversies, debts, counterclaims, suits, causes of action, damages, liabilities, obligations, costs and expenses of every kind and nature whatsoever, past, present or future, at law or in equity, contingent or otherwise (collectively, a “Claim”) the Releasing Parties may have, now or in the future, against any of the Released Parties, by reason of or in any manner in connection with or relating to the that certain Exit Fee due to Technion in accordance with section 6.4 to the Agreement or by reason of or in any manner in connection with or relating to any of the rights set forth in Sections 6.5 and 6.6 of the Agreement (the “Released Matters”).

Both Eloxx and TRDF hereby represent and warrant that they have made no assignment or transfer of any of the Claims for any Released Matters.

Releasing Parties hereby irrevocably covenant to refrain from, directly or indirectly, asserting any Claim, or commencing, instituting or causing to be commenced, any action, proceeding, charge, complaint, or investigation of any kind against any of the Released Parties, in any forum whatsoever (including, without limitation, any administrative agency), that arises out of, relates in any way to, or is based upon, any of the Released Matters.

The parties expressly agree that nothing in this Waiver and Release or in any other document or certificate delivered prior to or in connection with the consummation of this Waiver and Release, shall limit, reduce or adversely impact or be deemed to waive any of the rights of either party under the Agreement , including the right to bring any future claims arising from the terms of the Agreement not expressly waived pursuant to this Waiver and Release. Except as expressly provided in this Waiver and Release, all other terms and conditions of the Agreement shall remain in full force and effect in accordance with their terms.

This Waiver and Release may be pleaded by the Released Parties as a full and complete defense and may be used as the basis for an injunction against any action at law or equity instituted or maintained against them in violation hereof. In the event any Claim is brought or maintained by the Releasing Parties against the Released Parties in violation of this Waiver and Release, the Releasing Parties shall be responsible for all costs and expenses, including, without limitation, attorneys’ fees, incurred by the Released Parties in defending same.

The execution and delivery of this Waiver and Release and the fulfillment of the terms hereof, will constitute each of the undersigned’s valid, binding and enforceable obligations.

This Waiver and Release shall be governed by the laws of the State of Israel (without reference to its choice of law principles) and the competent courts of Tel-Aviv-Jaffa shall have sole jurisdiction in any dispute arising from or in connection with this Waiver and

Release.

Signature

/s/ Benjamin Soffer	Eloxx Pharmaceuticals Ltd.
By:
Date:

Eloxx Pharmaceuticals, Inc.

By:
Date:

Appendix B

Lock-up

LOCK-UP AGREEMENT

Eloxx Pharmaceuticals Inc.

950 Winter Street,

Waltham MA 02451

Attn: Robert Ward

Email: reward@eloxxpharma.com

Ladies and Gentlemen:

For good and valuable consideration, the undersigned hereby irrevocably agrees that following the issuance of 569,395 shares of common stock of Eloxx Pharmaceuticals Inc. (“Eloxx Inc.”) par value $0.01 per share (the “Shares”), the undersigned will not, directly or indirectly:

(1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) the Shares,

(2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Shares, whether any such transaction is to be settled by delivery of Shares or other securities, in cash or otherwise; or

(3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Shares or securities convertible into or exercisable or exchangeable for Shares or any other securities of Parent.

The Lock-Up Period will commence upon the issuance of the Shares and continue until December 20, 2018, unless earlier terminated in accordance with terms hereof (the “Lock-Up Period”).

In furtherance of the foregoing, Eloxx Inc. and its transfer agent on its behalf are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned may transfer Shares to

i.	any entity directly or indirectly controlled by the undersigned;

ii.	if the undersigned is a trustee, the beneficiary or beneficiaries for the benefit of which the undersigned holds the Shares; or

iii.	if the undersigned is a company – the undersigned’s shareholders in the event of the dissolution of the undersigned.

provided, however, that it shall be a condition to such transfer that the transferee executes and delivers to Eloxx Inc., prior to such transfer, an agreement stating that such transferee is receiving and holding the Shares subject to the provisions of this Lock-Up Agreement.

Very truly yours,

/s/ Benjamin Soffer